UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 28, 2025

cbdMD, INC.
(Exact name of registrant as specified in its charter)

North Carolina	001-38299	47-3414576
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2101 Westinghouse Blvd., Suite A, Charlotte, NC 28273
(Address of principal executive offices)(Zip Code)

Registrant's telephone number, including area code: (704) 445-3060

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	YCBD	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 28, 2025, cbdMD, Inc., a North Carolina corporation (the “Company”) entered into an Executive Employment Agreement (the “Agreement”) with T. Ronan Kennedy, the Company’s Chief Executive Officer and Chief Financial Officer.

The term of the Agreement commenced on November 28, 2025 and expires three years thereafter and may be extended for additional one-year periods unless terminated. The Company will pay Mr. Kennedy a base salary of $340,000. The Company also granted Mr. Kennedy a restricted stock award for 445,000 shares of the Company’s common stock pursuant to the Company’s 2025 Equity Compensation Plan (the “2025 Plan”) disclosed below. The vesting and issuance of the shares is subject to shareholder approval.

The description of the Agreement is not complete and is qualified in its entirety by the full text of the Agreement filed herewith as Exhibit 10.1 which is incorporated by reference into this Item 5.02.

On November 28, 2025, the board of directors of the Company approved the 2025 Plan, as the Company’s 2015 Equity Compensation Plan has expired and there is a nominal number of shares available under the Company’s 2021 Equity Compensation Plan. Our board of directors will recommend that the 2025 Plan be approved by our shareholders at our upcoming 2026 annual meeting.

The purpose of the 2025 Plan is to enable the Company to offer to its employees, officers, directors and consultants whose past, present and/or potential contributions to the Company and its Subsidiaries have been, are or will be important to the success of the Company, an opportunity to acquire a proprietary interest in the Company. The 2025 Plan reserves 891,316 shares of our common stock for issuance pursuant to the terms of the plan upon the grant of plan options, restricted stock awards, or other stock-based awards granted under the 2025 Plan. The 2025 Plan also contains an “evergreen formula” pursuant to which the number of shares of common stock available for issuance under the 2025 Plan will automatically increase on October 1 of each calendar year during the term of the 2025 Plan, beginning with calendar year 2026, (i) by an amount equal to 2% of the total number of shares of common stock outstanding on September 30 of the such calendar year, up to a maximum of 300,000 shares or (ii) to no more than 10% of the then number of issued and outstanding shares of the Company’s common stock as of the date of such increase.

The 2025 Plan will be administered by the Compensation, Corporate Governance and Nominating Committee of our board of directors. Such committee is comprised of independent member of our board of directors in accordance with the rules of the NYSE American LLC, the exchange on which our common stock is presently listed. The Compensation, Corporate Governance and Nominating Committee will determine, from time to time, those of individuals to whom stock awards or plan options will be granted, the terms and provisions of each such grant, the dates such grants will become exercisable, the number of shares subject to each grant, the purchase price of such shares and the form of payment of such purchase price. All other questions relating to the administration of the 2025 Plan and the interpretation of the provisions thereof are to be resolved at the sole discretion of the Compensation, Corporate Governance and Nominating Committee.

The 2025 Plan provides for the grant of restricted stock awards, deferred stock grants, stock appreciation rights, incentive stock options (“ISOs”) and non-qualified stock options (“NQOs”). Awards may be made or granted to our employees, officers, directors and consultants who are deemed to have rendered or to be able to render significant services to the Company or our subsidiaries and who are deemed to have contributed or to have the potential to contribute to the success of our company. Any plan option granted under the 2025 Plan must provide for an exercise price of not less than 100% of the fair market value of the underlying shares on the date of such grant, but the exercise price of any ISO granted to an eligible employee owning more than 10% of our common stock must be at least 110% of such fair market value as determined on the date of the grant. No ISOs may be granted to any person who is not an employee of the Company or a subsidiary at the time of grant. The recipient of any grant under the 2025 Plan, and the amount and terms of a specific grant, will be determined by the Compensation, Corporate Governance and Nominating Committee.

The term of each plan option will be fixed by the Compensation, Corporate Governance and Nominating Committee; provided, however, that an ISO may be granted only within the 10-year period commencing from the date of adoption of the 2025 Plan by our board of directors and may only be exercised within 10 years of the date of grant, or five years in the case of an ISO granted to an optionee who, at the time of grant, owns shares of our common stock possessing more than 10% of the total combined voting power of all classes of stock of the Company. The exercise price per share of common stock purchasable under a plan option will be determined by the Compensation, Corporate Governance and Nominating Committee at the time of grant and may not be less than 100% of the fair market value on the day of grant, or, in the case of a grant of an ISO to a 10% or greater shareholder, not be less than 110% of the fair market value on the date of grant.

Shares of restricted stock may be awarded either alone or in addition to other awards granted under the 2025 Plan. The Compensation, Corporate Governance and Nominating Committee, subject to board of directors authorization, if indicated, may determine the eligible persons to whom, and the time or times at which, grants of restricted stock will be awarded, the number of shares to be awarded, the price (if any) to be paid by the holder, the time or times within which such awards may be subject to forfeiture, the vesting schedule and rights to acceleration thereof, and all other terms and conditions of the awards. Restricted stock will constitute issued and outstanding shares of our common stock for all corporate purposes. The holder will have the right to vote such restricted stock, to receive and retain all regular cash dividends and other cash equivalent distributions as the board of directors may in its sole discretion designate, pay or distribute on such restricted stock and to exercise all other rights, powers and privileges of a holder of common stock with respect to such restricted stock, with the exceptions that (i) the holder will not be entitled to delivery of the stock certificate or certificates representing such restricted stock until the restriction period, if any, has expired and unless all other vesting requirements with respect thereto shall have been fulfilled; (ii) the Company will retain custody of the stock certificate or certificates representing the restricted stock during the restriction period; (iii) other than regular cash dividends and other cash equivalent distributions as the board of directors may in its sole discretion designate, pay or distribute, we will retain custody of all distributions made or declared with respect to the restricted stock until such time, if ever, as the restricted stock with respect to which such retained distributions may be made, paid or declared has become vested; (iv) such award has not been forfeited.

Other stock-based awards may be awarded, subject to limitations under applicable law, that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, shares of common stock, as deemed by the Compensation, Corporate Governance and Nominating Committee to be consistent with the purposes of the 2025 Plan, including, without limitation, purchase rights, shares of common stock awarded which are not subject to any restrictions or conditions, or other rights convertible into shares of common stock and awards valued by reference to the value of securities of or the performance of specified subsidiaries. Other stock-based awards may be awarded either alone or in addition to or in tandem with any other awards under the 2025 Plan or any other plan of the Company. Each other stock-based award will be subject to such terms and conditions as may be determined by the Compensation, Corporate Governance and Nominating Committee.

The 2025 Plan became effective on the date of its adoption by our board of directors. To the extent that the 2025 Plan authorizes the award of ISOs, the failure to obtain shareholder approval for the 2025 Plan by November 28, 2025 does not invalidate the 2025 Plan; provided, however, that (i) in the absence of such shareholder approval, ISOs may not be awarded under the 2025 Plan and (ii) any ISOs previously awarded under the 2025 Plan will automatically be converted into NQOs upon terms and conditions determined by the Compensation, Corporate Governance and Nominating Committee to reflect, as nearly as is reasonably practicable in its sole determination, the terms and conditions of the ISOs so converted. Furthermore, grants under the 2025 Plan will not vest until shareholder approval is received.

Our board of directors may at any time, and from time to time, amend alter, suspend or discontinue any of the provisions of the 2025 Plan, but no amendment, alteration, suspension or discontinuance may be made that would impair the rights of a holder of any outstanding grant or award under the 2025 without such holder’s consent. Unless the 2025 Plan is suspended or terminated by the board of directors, the 2025 Plan will terminate 10 years from the date of its adoption. Any termination of the 2025 Plan will not affect the validity of any options previously granted thereunder.

The foregoing description of the terms and conditions of the 2025 Plan is qualified in its entirety by reference to the 2025 Plan, the form of which is filed as Exhibit 10.2 to this report.

Item 9.01 Financial Statements and Exhibits.

Exhibit	Description
10.1	Executive Employment Agreement dated November 28, 2025 by and between cbdMD, Inc. and T. Ronan Kennedy
10.2	cbdMD, Inc. 2025 Equity Compensation Plan
104	Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

cbdMD, Inc.

Date: November 28, 2025	By:	/s/ T. Ronan Kennedy
T. Ronan Kennedy, Chief Executive Officer and Chief Financial Officer